UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2024

IMMUNIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36201	56-2358443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Avenue of the Americas, Suite 200

New York, NY 10036

USA

(Address of principal executive offices)

Registrant’s telephone number, including area code: (332) 255-9818

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001	IMUX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. Yes ☐ No ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2024, in connection with Dr. Vitt’s planned temporary relocation to the United States, Dr. Daniel Vitt, Chief Executive Officer and Director of Immunic, Inc. (the “Company”), entered into an employment agreement with the Company setting forth terms and conditions regarding Dr. Vitt’s renumeration and other provisions of employment with the Company during his relocation to the United States (the “New Employment Agreement”). During such period of time, Dr. Vitt’s service on the management board of Immunic AG, a wholly owned subsidiary of the Company (the “Management Board”), will be paused until the end of the temporary relocation period.

The New Employment Agreement provides that Dr. Vitt will continue to serve as Chief Executive Officer until the earlier of the date that Dr. Vitt is reappointed to the Management Board and Dr. Vitt’s Date of Termination (as defined in the New Employment Agreement). Dr. Vitt will continue to dedicate substantially all his time to the affairs of the Company.

The New Employment Agreement provides for Dr. Vitt’s current annual salary of $610,000 and annual target bonus of 55% of Dr. Vitt’s annual salary. From time to time, Dr. Vitt may continue to receive equity incentive awards pursuant to the Company’s 2019 Omnibus Equity Incentive Plan Equity Plan (or supplemental or succeeding equity plan as applicable). Certain compensation received by Dr. Vitt, whether in concordance with the New Employment Agreement or otherwise, is subject to the Company’s clawback compensation policy (and any other similar policy as applicable).

Under the New Employment Agreement, Dr. Vitt is entitled to participate in employee benefit plans of the Company. Additionally, on a monthly basis and subject to certain conditions, the Company may reimburse Dr. Vitt in respect of $100,000 of housing expenses in the United States during the term of the New Employment Agreement.

On December 18, 2024, in view of Dr. Vitt’s planned relocation of employment to the United States as governed by the New Employment Agreement, Dr. Vitt entered into a separate agreement with Immunic AG in order to pause that certain service agreement by and between Immunic AG and Dr. Vitt, dated December 19, 2023 (the “Suspension Agreement”). Under the terms of the Suspension Agreement, in general, Dr. Vitt will not receive remuneration relating to his service on the Management Board during the period of time of the suspension of his service relationship with the Management Board (the “Service Agreement Suspension Period”). Dr. Vitt will be released from his duties as a member of the Management Board during the Service Agreement Suspension Period. The Suspension Agreement provides for Dr. Vitt’s reappointment to the Management Board following the completion of the Service Agreement Suspension Period.

The preceding summaries do not purport to be complete and are qualified in their entirety by reference to the New Employment Agreement and Suspension Agreement, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement, dated December 13, 2024, between Immunic, Inc. and Dr. Daniel Vitt.

10.2	Agreement on the Suspension of the Service Agreement, dated December 18, 2024, between Immunic AG and Dr. Daniel Vitt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 18, 2024	Immunic, Inc.

	By:	/s/ Daniel Vitt
Daniel Vitt
Chief Executive Officer